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                                                                Exhibit 5.2

                        CONSENT OF PORTFOLIO CONSULTANT



The Sponsor, Trustee and Holders
      Equity Focus Trusts - Trilogy Advisors Global Communications Portfolio, 2001 Series B (the "Trust")



      We hereby consent to the use of our name "Trilogy Advisors" and references to our firm in the Prospectus for the Trust.


                                        TRILOGY ADVISORS LLP

                                        /s/ Andrew Gordon

                                        New York, New York
                                        August 7, 2001